As filed with the Securities and Exchange Commission on March 12, 2002

                                                      Registration No. 333-92161
                                                                       333-95805
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                                ----------------

                          Pharmaceutical HOLDRS(SM) Trust
                      [Issuer with respect to the receipts]

               Delaware                                  6211                                13-5674085
    (State or other jurisdiction of          (Primary Standard Industrial          (I.R.S. Employer Identification
    incorporation or organization)            Classification Code Number)                      Number)

                                ----------------

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------

                                   Copies to:

                 Andrea L. Dulberg, Esq.                                       Andrew B. Janszky, Esq.
                   Corporate Secretary                                        Shearman & Sterling
   Merrill Lynch, Pierce, Fenner & Smith Incorporated                         599 Lexington Avenue
                    250 Vesey Street                                        New York, New York 10022
                New York, New York 10281                                         (212) 848-4000
                     (212) 449-1000
(Name, address, including zip code, and telephone number,
       including area code, of agent for service)


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]

================================================================================

PROSPECTUS

                       [LOGO OF PHARMACEUTICAL HOLDRS SM]

                        1,000,000,000 Depositary Receipts

                          Pharmaceutical HOLDRS(SM) Trust

                  The Pharmaceutical HOLDRS(SM) Trust issues Depositary Receipts called Pharmaceutical HOLDRS(SM) representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified companies that are involved in various segments of the pharmaceutical industry. The Bank of New York is the trustee. You only may acquire, hold or transfer Pharmaceutical HOLDRS in a round-lot amount of 100 Pharmaceutical HOLDRS or round-lot multiples. Pharmaceutical HOLDRS are separate from the underlying deposited common stocks that are represented by the Pharmaceutical HOLDRS. For a list of the names and the number of shares of the companies that make up a Pharmaceutical HOLDR, see "Highlights of Pharmaceutical HOLDRS--The Pharmaceutical HOLDRS" starting on page 12. The Pharmaceutical HOLDRS trust will issue Pharmaceutical HOLDRS on a continuous basis.

         Investing in Pharmaceutical HOLDRS involves significant risks. See "Risk Factors" starting on page 5.

         Pharmaceutical HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Pharmaceutical HOLDRS are not interests in The Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a move complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without to act without negligence or bad faith.

         The Pharmaceutical HOLDRS are listed on the American Stock Exchange under the symbol "PPH". On March 6, 2002 the last reported sale price of the Pharmaceutical HOLDRS on the American Stock Exchange was $98.85.

                                 ---------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ---------------

                The date of this prospectus is March 12, 2002.

"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----

Summary.......................................................................4
Risk Factors..................................................................5
Highlights of Pharmaceutical HOLDRS..........................................11
The Trust....................................................................20
Description of the Pharmaceutical HOLDRS.....................................20
Description of the Underlying Securities.....................................21
Description of the Depositary Trust Agreement................................23
United States Federal Income Tax Consequences................................27
Erisa Considerations.........................................................30
Plan of Distribution.........................................................31
Legal Matters................................................................31
Where You Can Find More Information..........................................31

                                 ---------------

         This prospectus contains information you should consider when making your investment decision. With respect to information about Pharmaceutical HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Pharmaceutical HOLDRS in any jurisdiction where the offer or sale is not permitted.

         The Pharmaceutical HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Pharmaceutical HOLDRS or of the underlying securities through an investment in the Pharmaceutical HOLDRS.

                                     SUMMARY

         The Pharmaceutical HOLDRS trust was formed under the depositary trust agreement, dated as of January 24, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Pharmaceutical HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

          The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various segments of the pharmaceutical industry. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of Pharmaceutical HOLDRS is specified under "Highlights of Pharmaceutical HOLDRS--The Pharmaceutical HOLDRS." This group of common stocks, and the securities of any company that may be added to the Pharmaceutical HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 18 companies included in the Pharmaceutical HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Pharmaceutical HOLDRS are separate from the underlying securities that are represented by the Pharmaceutical HOLDRS. On March 6, 2002 there were
5,840,200 Pharmaceutical HOLDRS outstanding.

                                  RISK FACTORS

         An investment in Pharmaceutical HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Pharmaceutical HOLDRS, including the risks associated with a concentrated investment in the pharmaceutical industry.

General Risk Factors

         o Loss of investment. Because the value of Pharmaceutical HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Pharmaceutical HOLDRS if the underlying securities decline in value.

         o Discount trading price. Pharmaceutical HOLDRS may trade at a discount to the aggregate value of the underlying securities.

         o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Pharmaceutical HOLDRS or other corporate events, such as mergers, a Pharmaceutical HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Pharmaceutical HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

         o        Not necessarily representative of the pharmaceutical industry.
                  At the time of the initial offering, the companies included in the Pharmaceutical HOLDRS were generally considered to be involved in various segments of the pharmaceutical industry, however, the market price of the underlying securities and the Pharmaceutical HOLDRS may not necessarily follow the price movements of the entire pharmaceutical industry. If the underlying securities decline in value, your investment in the Pharmaceutical HOLDRS will decline in value, even if common stock prices of companies in the pharmaceutical industry generally increase in value. In addition, since the time of the initial offering, the companies included in the Pharmaceutical HOLDRS, may not be involved in the pharmaceutical industry. In this case, the Pharmaceutical HOLDRS may not consist of securities issued only by companies involved in the pharmaceutical industry.

         o        Not necessarily comprised of solely pharmaceutical companies.
                  As a result of distributions of securities by companies included in the Pharmaceutical HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Pharmaceutical HOLDRS and that are not involved in the pharmaceutical industry may be included in the Pharmaceutical HOLDRS. Pursuant to an amendment to the depositary trust agreement, the securities of a new company will only be distributed from the Pharmaceutical HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in Pharmaceutical HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. As there are only 11, broadly defined sector classifications, the use of Standard & Poor's sector classifications to determine whether a new company will be included in the Pharmaceutical HOLDRS provides no assurance that each new company included in the Pharmaceutical HOLDRS will be involved in the pharmaceutical industry. Currently, the underlying securities included in the Pharmaceutical HOLDRS are represented in the Health Care and Consumer Staples sectors. Since each sector classification is defined so broadly, the securities of a new company could have the same sector classification as a company currently included in the Pharmaceutical HOLDRS yet not be involved in the pharmaceutical industry. In addition, the sector classifications of securities included in the Pharmaceutical HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications or both. Therefore, additional sector classifications may be represented in the Pharmaceutical HOLDRS which may also result in the inclusion in the Pharmaceutical HOLDRS of the securities of a new company that is not involved in the pharmaceutical industry.

         o No investigation of underlying securities. The underlying securities initially included in the Pharmaceutical HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of common stocks in the pharmaceutical industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. The Pharmaceutical HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

         o Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Pharmaceutical HOLDRS may not necessarily be a diversified investment in the pharmaceutical industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Pharmaceutical HOLDRS, may also reduce diversification. Pharmaceutical HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

         o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Pharmaceutical HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Pharmaceutical HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. If you choose not to cancel your Pharmaceutical HOLDRS you cannot participate in a tender offer or any form of stock repurchase program relating to an underlying security. The cancellation of Pharmaceutical HOLDRS will involve payment of a cancellation fee to the trustee.

         o Trading halts. Trading in Pharmaceutical HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Pharmaceutical HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in Pharmaceutical HOLDRS, you will not be able to trade Pharmaceutical HOLDRS and will only be able to trade the underlying securities if you cancel your Pharmaceutical HOLDRS and receive each of the underlying securities.

         o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Pharmaceutical HOLDRS. If the Pharmaceutical HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Pharmaceutical HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Pharmaceutical HOLDRS are delisted. There are currently 18 companies whose securities are included in the Pharmaceutical HOLDRS.

         o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Pharmaceutical HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities.

         o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Pharmaceutical HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.


Risk Factors Specific to the Pharmaceutical Industry

         o Pharmaceutical company stock prices have been and will likely continue to be extremely volatile. Pharmaceutical companies stock prices could be subject to wide fluctuations in response to a variety of factors, including:

                  o announcements of technological innovations or new commercial products;

                  o        developments in patent or proprietary rights;

                  o        government regulatory initiatives;

                  o public concern as to the safety or other implications of pharmaceutical products;

                  o fluctuations in quarterly and annual financial results;

                  o        market conditions; and

                  o        difficulty in obtaining additional financing.

                  In addition, the trading prices of some pharmaceutical stocks in general have experienced extreme price and volume fluctuations recently. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many pharmaceutical stocks are high when measured by conventional valuation standards, such as price to earnings and price to sales ratios. Some of the companies do not, or in the future might not, have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of pharmaceutical companies, generally, could depress the stock prices of a pharmaceutical company regardless of pharmaceutical companies' results. Other broad market and industry factors may decrease the stock price of pharmaceutical stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions, such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of pharmaceutical stocks.

                  As a result of fluctuations in trading prices of the companies included in the Pharmaceutical HOLDRS, the trading price of Pharmaceutical HOLDRS has fluctuated significantly. The initial offering price of a Pharmaceutical HOLDR, on September 26, 2000 was $98.21, and during 2001, the price of a Pharmaceutical HOLDR reached a high of $112.25 and a low of $88.40.

         o Pharmaceutical companies face uncertainty with respect to pricing and third party reimbursement. The ability of many pharmaceutical companies to commercialize current and any future products depends in part on the extent to which reimbursement for the cost of such products and related treatments are available from government health agencies, private health insurers and other third-party payors. Third-party payors are increasingly challenging the price and cost-effectiveness of medical products. Significant uncertainty exists as to the reimbursement status of health care products, and there can be no assurance that adequate third-party coverage will be available for pharmaceutical companies to obtain satisfactory price levels for their products. Government and other third-party payors are increasingly attempting to contain health care costs by a variety of means, including limiting both the degree of coverage and the level of reimbursement for new therapeutic products. If pharmaceutical companies do not obtain adequate coverage and reimbursement levels from government and third-party payors for use of existing and potential products, the costs and market acceptance of their products could be adversely affected.

         o Protection of patent and proprietary rights of pharmaceutical companies is difficult and costly. The success of many pharmaceutical companies is highly dependent on their ability to obtain patents, to defend their existing patents and trade secrets and to operate in a manner that does not infringe the proprietary rights of other pharmaceutical companies. Patent disputes are frequent and can preclude the successful commercial introduction of products and technologies. As a result, there is significant litigation in the pharmaceutical industry regarding patent and other intellectual property rights. Litigation is costly, diverts resources and can subject a pharmaceutical company to significant liabilities to third parties. In addition, a pharmaceutical company could be forced to obtain costly third-party licenses or cease using the technology or product in dispute.

         o Many pharmaceutical companies face intense competition from new products and less costly generic products. The pharmaceutical industry is highly competitive and rapidly changing. Many pharmaceutical companies are major international corporations with substantial resources for research and development, production and marketing. Proprietary pharmaceutical products, which are products under patent protection, face intense competition from other competitors' similar proprietary products and many pharmaceutical companies also face increasing competition from similar generic products. Generic pharmaceutical competitors generally are able to obtain regulatory approval for drugs no longer covered by patents without investing in costly and time-consuming clinical trials, and need only demonstrate that their product is equivalent to the drug they wish to copy. As a result of their substantially reduced developments costs, generic pharmaceutical products are sold at lower prices than the original proprietary product. The introduction of a generic product can significantly reduce revenues received from a patented pharmaceutical product.

         o Research and development efforts may not result in successful products. A pharmaceutical company's success depends on its ability to commit substantial resources to research and development and to obtain regulatory approval to market new pharmaceutical products. Development of a product requires substantial technical, financial and human resources and the research and development process often takes 10 or more years from discovery to commercial product launch. This process is conducted in various stages, and during each stage there is a substantial risk that a pharmaceutical company will not achieve its goals and will have to abandon a product in which it has invested substantial amounts. A pharmaceutical company may choose product candidates that are unsuccessful, unable to be developed in a timely manner or that require excessive resources to bring to market. Delays or unanticipated increases in costs of development at any stage of development, or failure to obtain regulatory approval or market acceptance of products could adversely affect a pharmaceutical company's results and financial condition.

         o Pharmaceutical companies must keep pace with rapid technological change to remain competitive. The pharmaceutical industry is highly competitive and is subject to rapid and significant technological change. The success of a pharmaceutical company will depend in large part on its ability to maintain a competitive position, measured largely by the effectiveness and marketing of its products. Any technological advancement, product or process that these companies develop may become obsolete before research and development expenses are recovered.

         o Pharmaceutical companies are subject to extensive government regulation. Pharmaceutical products offered by pharmaceutical companies are subject to strict regulation by governmental regulatory authorities in countries throughout the world. Products require extensive pre-clinical testing and other testing, clinical trials, government review and final approval before any marketing of the products will be permitted. This procedure could take a number of years and involves the expenditure of substantial resources. The success of a pharmaceutical company's products will depend, in part, upon obtaining and maintaining regulatory approval to market products and, once approved, complying with the continued review by regulatory agencies. For instance, the Food and Drug Administration (FDA), the agency which regulates and investigates drugs in the United States, can take as long as eight to nine years after an application is originally filed to approve a new drug application. The manufacturing process for pharmaceutical products is also highly regulated and pharmaceutical companies are subjected to periodic inspection of manufacturing facilities by regulatory agencies in many countries. Regulatory agencies may shut down manufacturing facilities that they find do not comply with regulations. The failure to obtain necessary government approvals, the restriction of existing approvals, loss of or changes to previously obtained approvals or the failure to comply with regulatory requirements could result in fines, unanticipated expenditures, product delays, non-approval or recall, interruption of production and even criminal prosecution.

         o The international operations of many pharmaceutical companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Many pharmaceutical companies have international operations and derive substantial revenue from international sales. The risks of international business that the companies are exposed to include the following:

                  o        general economic, social, and political conditions;

                  o the difficulty of enforcing intellectual property rights; agreements and collecting receivables through certain foreign legal systems;

                  o differing tax rates, tariffs, exchange controls, or other similar restrictions;

                  o volatility of currency markets and value of worldwide financial markets; and

                  o changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

         o Pharmaceutical companies may be exposed to extensive product liability costs. Product liability is a significant commercial risk for many pharmaceutical companies. Substantial damage awards have been granted in several jurisdiction against pharmaceutical companies based upon claims for injuries allegedly caused by the use of their products. Many pharmaceutical companies obtain product liability insurance; however, a single product liability claim could exceed the coverage limits of a pharmaceutical company. Further, there can be no assurance that a pharmaceutical company will be able to obtain or maintain its product liability insurance, that it will continue to be able to obtain adequate product liability insurance on reasonable terms or that any product liability insurance obtained will provide adequate coverage against potential liabilities. The business, financial condition and results of operations of a pharmaceutical company could be materially and adversely affected by one or more successful product liability claims.

         o Many pharmaceutical companies are dependent on key personnel for success. The success of many pharmaceutical companies is highly dependent on the experience, abilities, and continued services of key executive officers and key scientific and technical personnel. If these companies lose the services of any of these officers or key scientific and technical personnel, their future success could be undermined. The success of many pharmaceutical companies also depends upon their ability to attract and retain other highly qualified scientific, technical, sales and manufacturing personnel and their ability to develop and maintain relationships with qualified clinical researchers. Competition for such personnel and relationships is intense and many of these companies compete with each other and with universities and non-profit research organizations. There is no certainty that any of these pharmaceutical companies will be able to continue to attract and retain qualified personnel or develop and maintain relationships with clinical researchers.

        o Companies whose securities are included in the Pharmaceutical HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in Pharmaceutical HOLDRS. Companies whose securities are included in Pharmaceutical HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performances and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Pharmaceutical HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, or delay their introduction of new products and services. Any of these actions may reduce the market price of stocks in the pharmaceutical industry.

         o One company currently included in the Pharmaceutical HOLDRS, Andrx Corporation Andrx Group is a tracking stock and is therefore subject to additional risks relating to an investment in a tracking stock. The risks associated with tracking stocks include the following:

                  o Stockholders of a tracking stock remain invested in the entire company issuing the tracking stock, even though the tracking stock is intended to reflect the operating performance of specific operations of a company's business. As a result, the performance and financial results of the operations of Andrx Corporation that are not tracked by the Andrx Group tracking stock could negatively affect the market price of the Andrx Group tracking stock and the Pharmaceutical HOLDRS and the market price of the Andrx Group tracking stock may not reflect the performance of the operations the tracking stock is intended to reflect.

                  o A holder of tracking stock does not have any direct voting rights to elect the management of the operations represented by the tracking stock or to make fundamental decisions affecting the tracked operations. The holders of tracking stock have voting rights that are similar to that of common shareholders of the company that issued the tracking stock, and would, along with the other shareholders, be limited to electing the management of the entire company rather than the management of the tracked operations. In addition, all of the shareholders of the company may be entitled to vote on fundamental decisions affecting the tracked operations. Consequently, the management of the company may make operational, financial and other decisions that may not be in the best interests of the holders of the Andrx Group tracking stock or that favor the other shareholders to the detriment of the Andrx Group tracking stock. For example, management of the company may decide to sell assets or discontinue operations relating to the operations tracked by the Andrx Group tracking stock without the consent of the holders of the tracking stock and the consideration received on any sale of assets may be less than what would be received if the tracked operations were a separate company. In addition, management of the company could adversely change the terms of the tracking stock without seeking the approval of a majority of the holders of the tracking stock affected by the change.

                  o In the event of a dissolution of Andrx Corporation, the holders of the Andrx Group tracking stock will not have preferential rights to the respective assets of the tracked operations and these assets may become subject to liabilities attributable to the rest of Andrx Corporation. In addition, any payment to the holders of the tracking stock as a result of a dissolution may be allocated by a specified formula regardless of the Andrx Group tracking stock's relative contribution to the company as a whole.

                  o On each additional issuance of any class of stock by Andrx Corporation, the voting rights, rights on dissolution and rights to dividends on Andrx Group tracking stock will be diluted. In addition, any additional issuances of Andrx Group tracking stock could dilute the value of the Andrx Group tracking stock and the proceeds received on any additional issuance may not be allocated to the operations represented by the tracking stock.

                  Generally, the terms of a tracking stock differ from those of the common stock of the same company. Please see the public filings of Andrx Corporation for more information on the Andrx Group tracking stock. For information on where you can access Andrx Corporation's public filings, please see "Where You Can Find More Information."

                       HIGHLIGHTS OF PHARMACEUTICAL HOLDRS

         This discussion highlights information regarding Pharmaceutical HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Pharmaceutical HOLDRS.

Issuer.................................     Pharmaceutical HOLDRS Trust.

The trust..............................     The Pharmaceutical HOLDRS Trust was
                                            formed under the depositary trust
                                            agreement, dated as of January 24,
                                            2000 among The Bank of New York, as
                                            trustee, Merrill Lynch, Pierce,
                                            Fenner & Smith Incorporated, other
                                            depositors and the owners of the
                                            Pharmaceutical HOLDRS and was
                                            amended on November 22, 2000. The
                                            trust is not a registered investment
                                            company under the Investment Company
                                            Act of 1940.

Initial depositor......................     Merrill Lynch, Pierce, Fenner &
                                            Smith Incorporated.

Trustee................................     The Bank of New York, a New York
                                            state-chartered banking
                                            organization, is the trustee and
                                            receives compensation as set forth
                                            in the depositary trust agreement.
                                            The trustee is responsible for
                                            receiving deposits of underlying
                                            securities and delivering
                                            Pharmaceutical HOLDRS representing
                                            the underlying securities issued by
                                            the trust. The Trustee holds the
                                            underlying securities on behalf of
                                            the holders of Pharmaceutical
                                            HOLDRS.

Purpose of Pharmaceutical HOLDRS.......     Pharmaceutical HOLDRS are designed
                                            to achieve the following:

                                            Diversification. Pharmaceutical
                                            HOLDRS are designed to allow you to
                                            diversify your investment in the
                                            pharmaceutical industry through a
                                            single, exchange-listed instrument
                                            representing your undivided
                                            beneficial ownership of the
                                            underlying securities.

                                            Flexibility. The beneficial owners
                                            of Pharmaceutical HOLDRS have
                                            undivided beneficial ownership
                                            interests in each of the underlying
                                            securities represented by the
                                            Pharmaceutical HOLDRS, and can
                                            cancel their Pharmaceutical HOLDRS
                                            to receive each of the underlying
                                            securities represented by the
                                            Pharmaceutical HOLDRS.

                                            Transaction costs. The expenses
                                            associated with buying and selling
                                            Pharmaceutical HOLDRS in the
                                            secondary market are expected to be
                                            less than separately buying and
                                            selling each of the underlying
                                            securities in a traditional
                                            brokerage account with
                                            transaction-based charges.

Trust assets...........................     The trust holds shares of common
                                            stock issued by specified companies
                                            that, when initially selected, were
                                            involved in the pharmaceutical
                                            industry. Except when a
                                            reconstitution event, distribution
                                            of securities by an underlying
                                            issuer or other event occurs, the
                                            group of companies will not change.
                                            Reconstitution events are described
                                            in this prospectus under the heading
                                            "Description of the Depositary Trust
                                            Agreement--Distributions" and
                                            "--Reconstitution events." There are
                                            currently 18
                                            companies included in the
                                            Pharmaceutical HOLDRS.

                                            The trust's assets may increase or
                                            decrease as a result of in-kind
                                            deposits and withdrawals of the
                                            underlying securities during the
                                            life of the trust.

The Pharmaceutical HOLDRS..............     The trust has issued, and may
                                            continue to issue, Pharmaceutical
                                            HOLDRS that represent an undivided
                                            beneficial ownership interest in the
                                            shares of common stock that are held
                                            by the trust. The Pharmaceutical
                                            HOLDRS themselves are separate from
                                            the underlying securities that are
                                            represented by the Pharmaceutical
                                            HOLDRS.

                                            The following chart provides:

                                            o  the names of the 18 issuers of
                                               the underlying securities
                                               currently represented by a
                                               Pharmaceutical HOLDR,

                                            o  the stock ticker symbols,

                                            o  the share amounts currently
                                               represented by a round-lot
                                               of 100 Pharmaceutical HOLDRS, and

                                            o  the principal U.S. market on
                                               which the common stock of
                                               the selected companies are
                                               traded.


                                                                                              Primary
                                                                                    Share     Trading
                                       Name of Company                     Ticker  Amounts    Market
                                       ---------------                     ------  -------    ------
                                       Abbott Laboratories                   ABT      14       NYSE
                                       Allergan, Inc.                        AGN       1       NYSE
                                       American Home Products Corporation    AHP      12       NYSE
                                       Andrx Corporation-Andrx Group        ADRXD      2      NASDAQ
                                       Biovail Corporation                   BVF       4       NYSE
                                       Bristol-Myers Squibb Company          BMY      18       NYSE
                                       Eli Lilly & Company                   LLY      10       NYSE
                                       Forest Laboratories, Inc.             FRX       2       NYSE
                                       ICN Pharmaceuticals, Inc.             ICN       1       NYSE
                                       IVAX Corporation                      IVX   1.875       AMEX
                                       Johnson & Johnson                     JNJ      26       NYSE
                                       King Pharmaceuticals, Inc.            KG     4.25       NYSE
                                       Merck & Co., Inc.                     MRK      22       NYSE
                                       Mylan Laboratories, Inc.              MYL       1       NYSE
                                       Pfizer Inc.                           PFE      58       NYSE
                                       Schering-Plough Corporation           SGP      14       NYSE
                                       Watson Pharmaceuticals, Inc.          WPI       1.8     NYSE
                                       Zimmer Holdings, Inc.                 ZMH       1.8     NYSE

                                            --------------

                                      (1) Effective march 11, 2002, American
                                      Home Products Corporation will change its name to Wyeth com. The new stock ticker symbol for Wyeth Com. will be WYE.

                                            The companies whose common stocks
                                            were included in the Pharmaceutical
                                            HOLDRS at the time the
                                            Pharmaceutical HOLDRS were
                                            originally issued generally were
                                            considered to be among the 20
                                            largest and most liquid companies
                                            with U.S.-traded common stock
                                            involved in the pharmaceutical
                                            industry as measured by market
                                            capitalization and trading volume on
                                            December 15, 1999. The market
                                            capitalization of a company is
                                            determined by multiplying the market
                                            price of its common stock
                                            by the number of outstanding shares
                                            of its common stock.

                                            The trust only will issue and
                                            cancel, and you only may obtain,
                                            hold, trade or surrender,
                                            Pharmaceutical HOLDRS in a round-lot
                                            of 100 Pharmaceutical HOLDRS and
                                            round-lot multiples. The trust will
                                            only issue Pharmaceutical HOLDRS
                                            upon the deposit of the whole shares
                                            represented by a round-lot of 100
                                            Pharmaceutical HOLDRS. In the event
                                            that a fractional share comes to be
                                            represented by a round-lot of
                                            Pharmaceutical HOLDRS, the trust may
                                            require a minimum of more than one
                                            round- lot of 100 Pharmaceutical
                                            HOLDRS for an issuance so that the
                                            trust will always receive whole
                                            share amounts for issuance of
                                            Pharmaceutical HOLDRS.

                                            The number of outstanding
                                            Pharmaceutical HOLDRS will increase
                                            and decrease as a result of in- kind
                                            deposits and withdrawals of the
                                            underlying securities. The trust
                                            will stand ready to issue additional
                                            Pharmaceutical HOLDRS on a
                                            continuous basis when an investor
                                            deposits the required shares of
                                            common stock with the trustee.

Purchases..............................     You may acquire Pharmaceutical
                                            HOLDRS in two ways:

                                            o  through an in-kind deposit of the
                                               required number of shares of
                                               common stock of the underlying
                                               issuers with the trustee, or

                                            o  through a cash purchase in the
                                               secondary trading market.

Issuance and cancellation fees.........     If you wish to create Pharmaceutical
                                            HOLDRS by delivering to the trust
                                            the requisite shares of common stock
                                            represented by a round-lot of 100
                                            Pharmaceutical HOLDRS, The Bank of
                                            New York as trustee will charge you
                                            an issuance fee of up to $10.00 for
                                            each round-lot of 100 Pharmaceutical
                                            HOLDRS. If you wish to cancel your
                                            Pharmaceutical HOLDRS and withdraw
                                            your underlying securities, The Bank
                                            of New York as trustee will charge
                                            you a cancellation fee of up to
                                            $10.00 for each round-lot of 100
                                            Pharmaceutical HOLDRS.

Commissions............................     If you choose to deposit underlying
                                            securities in order to receive
                                            Pharmaceutical HOLDRS, you will be
                                            responsible for paying any sales
                                            commission associated with your
                                            purchase of the underlying
                                            securities that is charged by your
                                            broker, in addition to the issuance
                                            fee charged by the trustee described
                                            above.

Custody fees...........................     The Bank of New York, as trustee and
                                            as custodian, will charge you a
                                            quarterly custody fee of $2.00 for
                                            each round-lot of 100 Pharmaceutical
                                            HOLDRS, to be deducted from any cash
                                            dividend or other cash distributions
                                            on underlying securities received by
                                            the trust. With respect to the
                                            aggregate custody fee payable in any
                                            calendar year for each
                                            Pharmaceutical HOLDR, the trustee
                                            will waive that portion of the fee
                                            which exceeds the total cash
                                            dividends and other cash
                                            distributions received, or to be
                                            received, and payable with respect
                                            to such calendar year.

Rights relating to Pharmaceutical
    HOLDRS.............................     You have the right to withdraw the
                                            underlying securities upon request
                                            by delivering a round- lot or
                                            integral multiple of a round-lot of
                                            Pharmaceutical HOLDRS to the
                                            trustee, during the trustee's
                                            business hours, and paying the
                                            cancellation fees, taxes and other
                                            charges. You should receive the
                                            underlying securities no later than
                                            the business day after the trustee
                                            receives a proper notice of
                                            cancellation. The trustee will not
                                            deliver fractional shares of
                                            underlying securities. To the extent
                                            that any cancellation of
                                            Pharmaceutical HOLDRS would
                                            otherwise require the delivery of a
                                            fractional share, the trustee will
                                            sell the fractional share in the
                                            market and the trust, in turn, will
                                            deliver cash in lieu of such
                                            fractional share. Except with
                                            respect to the right to vote for
                                            dissolution of the trust, the
                                            Pharmaceutical HOLDRS themselves
                                            will not have voting rights.

Rights relating to the underlying
    securities.........................     Pharmaceutical HOLDRS represents
                                            your beneficial ownership of the
                                            underlying securities. Owners of
                                            Pharmaceutical HOLDRS have the same
                                            rights and privileges as if they
                                            owned the underlying securities
                                            beneficially outside of
                                            Pharmaceutical HOLDRS. These include
                                            the right to instruct the trustee to
                                            vote the underlying securities or
                                            you may attend shareholder meetings
                                            yourself, the right to receive any
                                            dividends and other distributions on
                                            the underlying securities that are
                                            declared and paid to the trustee by
                                            an issuer of an underlying security,
                                            the right to pledge Pharmaceutical
                                            HOLDRS and the right to surrender
                                            Pharmaceutical HOLDRS to receive the
                                            underlying securities.
                                            Pharmaceutical HOLDRS does not
                                            change your beneficial ownership in
                                            the underlying securities under
                                            United States federal securities
                                            laws, including sections 13(d) and
                                            16(a) of the Exchange Act. As a
                                            result, you have the same
                                            obligations to file insider trading
                                            reports that you would have if you
                                            held the underlying securities
                                            outside of Pharmaceutical HOLDRS.
                                            However, due to the nature of
                                            Pharmaceutical HOLDRS, you will
                                            not be able to participate in any
                                            dividend reinvestment program of an
                                            issuer of underlying securities
                                            unless you cancel your
                                            Pharmaceutical HOLDRS (and pay the
                                            applicable fees) and receive all of
                                            the underlying securities.

                                            A holder of Pharmaceutical HOLDRS is
                                            not a registered owner of the
                                            underlying securities. In order to
                                            become a registered owner, a holder
                                            of Pharmaceutical HOLDRS would need
                                            to surrender their Pharmaceutical
                                            HOLDRS, pay the applicable fees and
                                            expenses, receive all of the
                                            underlying securities and follow the
                                            procedures established by the
                                            issuers of the underlying securities
                                            for registering their securities in
                                            the name of such holder.

                                            You retain the right to receive any
                                            reports and communications that the
                                            issuers of underlying securities are
                                            required to send to beneficial
                                            owners of their securities. As such,
                                            you will receive such reports and
                                            communications from the broker
                                            through which you hold your
                                            Pharmaceutical HOLDRS in the same
                                            manner as if you beneficially owned
                                            your underlying securities outside
                                            of Pharmaceutical HOLDRS in "street
                                            name" through a brokerage account.
                                            The trustee will not attempt to
                                            exercise the right to vote that
                                            attaches to, or give a proxy with
                                            respect to, the underlying
                                            securities other than in accordance
                                            with your instructions.

                                            The depositary trust agreement
                                            entitles you to receive, subject to
                                            certain limitations and net of any
                                            fees and expenses of the trustee,
                                            any distributions of cash (including
                                            dividends), securities or property
                                            made with respect to the underlying
                                            securities. However, any
                                            distribution of securities by an
                                            issuer of underlying securities will
                                            be deposited into the trust and will
                                            become part of the underlying
                                            securities unless the distributed
                                            securities are not listed for
                                            trading on a U.S. national
                                            securities exchange or through the
                                            Nasdaq National Market System or the
                                            distributed securities have a
                                            Standard & Poor's sector
                                            classification that is different
                                            from the sector classifications
                                            represented in the Pharmaceutical
                                            HOLDRS at the time of the
                                            distribution. In addition, if the
                                            issuer of underlying securities
                                            offers rights to
                                            acquire additional underlying
                                            securities or other securities, the
                                            rights may be made available to you,
                                            may be disposed of or may lapse.

                                            There may be a delay between the
                                            time any cash or other distribution
                                            is received by the trustee with
                                            respect to the underlying securities
                                            and the time such cash or other
                                            distributions are distributed to
                                            you. In addition, you are not
                                            entitled to any interest on any
                                            distribution by reason of any delay
                                            in distribution by the trustee. If
                                            any tax or other governmental charge
                                            becomes due with respect to
                                            Pharmaceutical HOLDRS or any
                                            underlying securities, you will be
                                            responsible for paying that tax or
                                            governmental charge.

                                            If you wish to participate in a
                                            tender offer for any of the
                                            underlying securities, or any form
                                            of stock repurchase program by an
                                            issuer of an underlying security,
                                            you must surrender your
                                            Pharmaceutical HOLDRS (and pay the
                                            applicable fees and expenses) and
                                            receive all of your underlying
                                            securities in exchange for your
                                            Pharmaceutical HOLDRS. For specific
                                            information about obtaining your
                                            underlying securities, you should
                                            read the discussion under the
                                            caption "Description of the
                                            Depositary Trust Agreement
                                            -Withdrawal of underlying
                                            securities."

Ownership rights in fractional
  shares in the underlying
  securities...........................     As a result of distributions of
                                            securities by companies included in
                                            the Pharmaceutical HOLDRS or other
                                            corporate events, such as mergers, a
                                            Pharmaceutical HOLDR may represent
                                            an interest in a fractional share of
                                            an underlying security. You are
                                            entitled to receive distributions
                                            proportionate to your fractional
                                            shares.

                                            In addition, you are entitled to
                                            receive proxy materials and other
                                            shareholder communications and you
                                            are entitled to exercise voting
                                            rights proportionate to your
                                            fractional shares. The trustee will
                                            aggregate the votes of all of the
                                            share fractions represented by
                                            Pharmaceutical HOLDRS and will vote
                                            the largest possible number of whole
                                            shares. If, after aggregation, there
                                            is a fractional remainder, this
                                            fraction will be ignored, because
                                            the issuer will only recognize whole
                                            share votes. For example, if 100,001
                                            Pharmaceutical HOLDRS are
                                            outstanding and each Pharmaceutical
                                            HOLDR represents 1.75 shares of an
                                            underlying security, there will be
                                            175,001.75 votes of the underlying
                                            security represented by
                                            Pharmaceutical HOLDRS. If 50,000
                                            holders of such Pharmaceutical
                                            HOLDRS vote their underlying
                                            securities "yes" and 50,001 vote
                                            "no", there will be 87,500
                                            affirmative votes and 87,501.75
                                            negative votes. The trustee will
                                            ignore the .75 negative votes and
                                            will deliver to the issuer 87,500
                                            affirmative votes and 87,501
                                            negative votes.

Reconstitution events..................     The depositary trust agreement
                                            provides for the automatic
                                            distribution of underlying
                                            securities from the Pharmaceutical
                                            HOLDRS to you in the following four
                                            circumstances:

                                            A. If an issuer of underlying
                                               securities no longer has a class
                                               of common stock registered under
                                               section 12 of the Securities
                                               Exchange Act of 1934, then its
                                               securities will no longer be an
                                               underlying security and the
                                               trustee will distribute the
                                               shares of that company to the
                                               owners of the Pharmaceutical
                                               HOLDRS.

                                            B. If the SEC finds that an issuer
                                               of underlying securities should
                                               be registered as an investment
                                               company under the Investment
                                               Company Act of 1940, and the
                                               trustee has actual knowledge of
                                               the SEC finding, then the
                                               trustee will distribute the
                                               shares of that company to the
                                               owners of the Pharmaceutical
                                               HOLDRS.

                                            C. If the underlying securities of
                                               an issuer cease to be
                                               outstanding as a result of a
                                               merger, consolidation, corporate
                                               combination or other event, the
                                               trustee will distribute the
                                               consideration paid by and
                                               received from the acquiring
                                               company or the securities
                                               received in exchange for the
                                               securities of the underlying
                                               issuer whose securities cease to
                                               be outstanding to the beneficial
                                               owners of Pharmaceutical HOLDRS,
                                               only if the Standard & Poor's
                                               sector classification of the
                                               securities received as
                                               consideration is different from
                                               the sector classifications
                                               represented in the
                                               Pharmaceutical HOLDRS at the
                                               time of the distribution or
                                               exchange or if the securities
                                               received are not listed for
                                               trading on a U.S. national
                                               securities exchange or through
                                               the Nasdaq National Market
                                               System. In any other case, the
                                               additional securities received
                                               will be deposited into the
                                               trust.

                                            D. If an issuer's underlying
                                               securities are delisted from
                                               trading on a U.S. national
                                               securities exchange or through
                                               the Nasdaq National Market
                                               System and are not listed for
                                               trading on another U.S. national
                                               securities exchange or through
                                               the Nasdaq National Market
                                               System within five business days
                                               from the date the securities are
                                               delisted.

                                            To the extent a distribution of
                                            underlying securities from the
                                            Pharmaceutical HOLDRS is required as
                                            a result of a reconstitution event,
                                            the trustee will deliver the
                                            underlying security to you as
                                            promptly as practicable after the
                                            date that the trustee has knowledge
                                            of the occurrence of a
                                            reconstitution event.

                                            In addition, securities of a new
                                            company will be added to the
                                            Pharmaceutical HOLDRS, as a result
                                            of a distribution of securities by
                                            an underlying issuer or where a
                                            corporate event occurs, or where the
                                            securities of an underlying issuer
                                            are exchanged for the securities of
                                            another company, unless the
                                            securities received (1) have a
                                            Standard & Poor's sector
                                            classification that is different
                                            from the sector classification of
                                            any other security then included in
                                            the Pharmaceutical HOLDRS or (2) are
                                            not listed for trading on a U.S.
                                            national securities exchange or
                                            through the Nasdaq National Market
                                            System.

                                            It is anticipated, as a result of
                                            the broadly defined Standard &
                                            Poor's sector classifications, that
                                            most distributions or exchanges of
                                            securities will result in the
                                            inclusion of new securities in
                                            Pharmaceutical HOLDRS. The trustee
                                            will review the publicly available
                                            information that identifies the
                                            Standard & Poor's sector
                                            classifications of securities to
                                            determine whether securities
                                            received as a result of a
                                            distribution by an underlying issuer
                                            or as consideration for securities
                                            included in the Pharmaceutical
                                            HOLDRS will be distributed from the
                                            Pharmaceutical HOLDRS to you.

Standard & Poor's sector
    classifications....................     Standard & Poor's Corporation is an
                                            independent source of market
                                            information that, among other
                                            things, classifies the securities of
                                            public companies into various sector
                                            classifications based on its own
                                            criteria. There are 11 Standard &
                                            Poor's sector classifications and
                                            each class of publicly traded
                                            securities of a company are each
                                            given only one sector
                                            classification. The securities
                                            included in the Pharmaceutical
                                            HOLDRS are currently represented in
                                            the Health Care and Consumer Staples
                                            sectors. The Standard & Poor's
                                            sector classifications of the
                                            securities included in the
                                            Pharmaceutical HOLDRS may change
                                            over time if the companies that
                                            issued these securities change their
                                            focus of operations or if Standard &
                                            Poor's alters the criteria it uses
                                            to determine sector classifications,
                                            or both.

Termination events.....................     A. The Pharmaceutical HOLDRS are
                                               delisted from the American Stock
                                               Exchange and are not listed for
                                               trading on another U.S. national
                                               securities exchange or through
                                               the Nasdaq National Market
                                               System within five business days
                                               from the date the Pharmaceutical
                                               HOLDRS are delisted.

                                            B. The trustee resigns and no
                                               successor trustee is appointed
                                               within 60 days from the date the
                                               trustee provides notice to
                                               Merrill Lynch, Pierce, Fenner &
                                               Smith, Incorporated, as initial
                                               depositor, of its intent to
                                               resign.

                                            C. 75% of beneficial owners of
                                               outstanding Pharmaceutical
                                               HOLDRS vote to dissolve and
                                               liquidate the trust.

                                            If a termination event occurs, the
                                            trustee will distribute the
                                            underlying securities as promptly as
                                            practicable after the termination
                                            event.

                                            Upon termination of the depositary
                                            trust agreement and prior to
                                            distributing the underlying
                                            securities to you, the trustee will
                                            charge you a cancellation fee of up
                                            to $10.00 per round-lot of 100
                                            Pharmaceutical HOLDRS surrendered,
                                            along with any taxes or other
                                            governmental changes, if any.

United States Federal income tax
    consequences.......................     The United States federal income tax
                                            laws will treat a U.S. holder of
                                            Pharmaceutical HOLDRS as directly
                                            owning the underlying securities.
                                            The Pharmaceutical HOLDRS themselves
                                            will not result in any United States
                                            federal tax consequences separate
                                            from the tax consequences associated
                                            with ownership of the underlying
                                            securities.

Listing................................     The Pharmaceutical HOLDRS are listed
                                            on the American Stock Exchange under
                                            the symbol "PPH". On March 6,
                                            2002 the last reported sale price of
                                            Pharmaceutical HOLDRS on the
                                            American Stock Exchange was $98.85.

Trading................................     Investors are only able to acquire,
                                            hold, transfer and surrender a
                                            round-lot of 100 Pharmaceutical
                                            HOLDRS. Bid and ask prices, however,
                                            are quoted per single Pharmaceutical
                                            HOLDRS.

Clearance and settlement...............     Pharmaceutical HOLDRS have been
                                            issued in book- entry form.
                                            Pharmaceutical HOLDRS are evidenced
                                            by one or more global certificates
                                            that the trustee has deposited with
                                            The Depository Trust Company,
                                            referred to as DTC. Transfers within
                                            DTC will be in accordance with DTC's
                                            usual rules and operating
                                            procedures. For further information
                                            see "Description of Pharmaceutical
                                            HOLDRS."

                                    THE TRUST

         General. This discussion highlights information about the Pharmaceutical HOLDRS trust. You should read this information, information about the depositary trust agreement, as well as the depositary trust agreement and the amendment to the depositary trust agreement before you purchase Pharmaceutical HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

         The Pharmaceutical HOLDRS trust. The trust was formed pursuant to the depositary trust agreement, dated as of January 24, 2000. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Pharmaceutical HOLDRS trust is not a registered investment company under the Investment Company Act of 1940.

         The Pharmaceutical HOLDRS trust is intended to hold deposited shares for the benefit of owners of Pharmaceutical HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040 or earlier if a termination event occurs.

                      DESCRIPTION OF PHARMACEUTICAL HOLDRS

         The trust has issued Pharmaceutical HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Pharmaceutical HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

         You may only acquire, hold, trade and surrender Pharmaceutical HOLDRS in a round-lot of 100 Pharmaceutical HOLDRS and round-lot multiples. The trust will only issue Pharmaceutical HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Pharmaceutical HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Pharmaceutical HOLDRS, the trust may require a minimum of more than one round-lot of 100 Pharmaceutical HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Pharmaceutical HOLDRS.

         Pharmaceutical HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Pharmaceutical HOLDRS--The Pharmaceutical HOLDRS."

         Beneficial owners of Pharmaceutical HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Pharmaceutical HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Pharmaceutical HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

         The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Pharmaceutical HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Pharmaceutical HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Pharmaceutical HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

         Pharmaceutical HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Pharmaceutical HOLDRS are available only in book-entry form. Owners of Pharmaceutical HOLDRS hold their Pharmaceutical HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

          Selection criteria. The underlying securities are the common stocks of a group of specified companies that, at the time of selection, were involved in various segments of the pharmaceutical industry and whose common stock is registered under section 12 of the Exchange Act. The issuers of the underlying securities were, at the time of selection, among the largest capitalized and most liquid companies in the pharmaceutical industry as measured by market capitalization and trading volume.

         The Pharmaceutical HOLDRS may no longer consist of securities issued by companies involved in the pharmaceutical industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the pharmaceutical industry and will undertake to make adequate disclosures when necessary.

         Underlying securities. For a list of the underlying securities represented by Pharmaceutical HOLDRS, please refer to "Highlights of Pharmaceutical HOLDRS--The Pharmaceutical HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

         No investigation. The trust, the trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Pharmaceutical HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any of their affiliates.

         General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

          The following table sets forth the composite performance of all of the 18 underlying securities represented by a single Pharmaceutical HOLDR, measured at the close of the business day on June 25, 1998, the first date when all of the underlying securities were publicly traded, and thereafter as of the end of each month through February 2002. The following graph sets forth such performance at the close of each business day during the same period. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.


                  1998                     Closing Price                   2000                    Closing Price
----------------------------------------   -------------   -------------------------------------   --------------
June 25.................................       83.97       January 31...........................       89.93
June 30.................................       83.29       February 29..........................       78.17
July 31.................................       83.09       March 31.............................       82.69
August 31...............................       74.62       April 28.............................       91.23
September 30............................       84.06       May 31...............................       96.80
October 30..............................       86.60       June 30..............................      105.93
November 30.............................       92.55       July 31..............................       97.61
December 31.............................       96.74       August 31............................       94.93
                                                           September 29.........................      101.50
                  1999                     Closing Price   October 31...........................      107.63
----------------------------------------   -------------   November 30..........................      111.94
January 29..............................       97.28       December 29..........................      114.20
February 26.............................       99.83
March 31................................      102.08                       2001                    Closing Price
April 30................................       93.19       -------------------------------------   --------------
May 28..................................       89.94       January 31...........................      104.01
June 30.................................       94.18       February 28..........................      104.11
July 30.................................       87.53       March 30.............................       96.11
August 31...............................       92.21       April 30.............................       99.47
September 30............................       85.19       May 31...............................      101.28
October 29..............................       97.06       June 29..............................       95.15
November 30.............................       95.11       July 31..............................      101.65
December 31.............................       84.43       August 31............................       96.71
                                                           September 28.........................       98.92
                                                           October 31...........................       99.07
                                                           November 30..........................      102.47
                                                           December 31..........................       98.42


                                                                           2002                    Closing Price
                                                           -------------------------------------   --------------
                                                           January 31...........................       97.02
                                                           February 28..........................       97.45


                                  [LINE GRAPH]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

         General. The depositary trust agreement, dated as of January 24, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Pharmaceutical HOLDRS, provides that Pharmaceutical HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

         The trustee. The Bank of New York serves as trustee for the Internet Architecture HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

         Issuance, transfer and surrender of Pharmaceutical HOLDRS. You may create and cancel Pharmaceutical HOLDRS only in round-lots of 100 Pharmaceutical HOLDRS. You may create Pharmaceutical HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Pharmaceutical HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Pharmaceutical HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Pharmaceutical HOLDRS, the trust may require a minimum of more than one round-lot of 100 Pharmaceutical HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Pharmaceutical HOLDRS. Similarly, you must surrender Pharmaceutical HOLDRS in integral multiples of 100 Pharmaceutical HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Pharmaceutical HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

         Voting rights. The trustee will deliver to you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

         Under the depositary trust agreement, any beneficial owner of Pharmaceutical HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Pharmaceutical HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

         Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly.

         Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Pharmaceutical HOLDRS unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities are of a company with a Standard & Poor's sector classification that is different from the sector classifications of any other company represented in the Pharmaceutical HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities the rights will be made available to you through the trustee, if practicable and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act. Otherwise, if practicable, the rights will be disposed of and the proceeds provided to you by the trustee. In all other cases, the rights will lapse.

         You will be obligated to pay any tax or other charge that may become due with respect to Pharmaceutical HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of

100 Pharmaceutical HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Pharmaceutical HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

         Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from the Pharmaceutical HOLDRS to you in the following four circumstances:

         A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Pharmaceutical HOLDRS.

         B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Pharmaceutical HOLDRS.

         C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Pharmaceutical HOLDRS only if, as provided in the amendment to the depositary trust agreement, the Standard & Poor's sector classification of the securities received as consideration is different from the sector classifications represented in the Pharmaceutical HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

         D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

         To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

         As provided in the amendment to the depositary trust agreement, securities of a new company will be added to the Pharmaceutical HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received
(1) have a Standard & Poor's sector classification that is different from the sector classification of any other security then included in the Pharmaceutical HOLDRS or (2) are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

         This will also apply if ANDRX Corporation converts the Cybear Group tracking stock into another class of securities of ANDRX Corporation or one of its subsidiaries.

         It is anticipated, as a result of the broadly defined sector classifications, that most distributions or exchanges of securities will result in the inclusion of new securities in the Pharmaceutical HOLDRS. The trustee will review the publicly available information that identifies the Standard & Poor's sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Pharmaceutical HOLDRS will be distributed from the Pharmaceutical HOLDRS to you.

         Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, classifies the securities of public companies into various sector classifications based on its own criteria. There are 11 Standard & Poor's sector classifications and each class of publicly traded securities of a company are given only one sector classification. The securities included in the Pharmaceutical HOLDRS are currently represented in the Health Care and Consumer Staples sectors. The Standard & Poor's sector classifications of the securities included in the Pharmaceutical HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both.

         Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

         Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

         Withdrawal of underlying securities. You may surrender your Pharmaceutical HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Pharmaceutical HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Pharmaceutical HOLDRS.

         Further issuances of Pharmaceutical HOLDRS. The depositary trust agreement provides for further issuances of Pharmaceutical HOLDRS on a continuous basis without your consent.

         Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Pharmaceutical HOLDRS will surrender their Pharmaceutical HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Pharmaceutical HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Pharmaceutical HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Pharmaceutical HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

         If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

         Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Pharmaceutical HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Pharmaceutical HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Pharmaceutical HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Pharmaceutical HOLDRS.

         Issuance and cancellation fees. If you wish to create Pharmaceutical HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Pharmaceutical HOLDRS. If you wish to cancel your Pharmaceutical HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Pharmaceutical HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

         Commissions. If you choose to create Pharmaceutical HOLDRS, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

         Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Pharmaceutical HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Pharmaceutical HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

         Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286, temporarily relocated to 1 Wall Street, New York, NY 10286.

         Governing law. The depositary trust agreement and the Pharmaceutical HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

         Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Pharmaceutical HOLDRS.

         The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

         The following is a summary of the U.S. federal income tax consequences relating to the Pharmaceutical HOLDRS for:

         o        a citizen or resident of the United States;

         o a corporation or partnership created or organized in the United States or under the laws of the United States;

         o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

         o a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (a "U.S. receipt holder"); and

         o        any person other than a U.S. receipt holder (a "Non-U.S.
                  receipt holder").

         This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Pharmaceutical HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended. Morever, this summary does not address Pharmaceutical HOLDRS held by a foreign partnership or other foreign flow through entities. We recommend that you consult with your own tax advisor.

Taxation of the trust

         The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Pharmaceutical HOLDRS

         A receipt holder purchasing and owning Pharmaceutical HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Pharmaceutical HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

         A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Pharmaceutical HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Pharmaceutical HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Pharmaceutical HOLDRS. Similarly, with respect to sales of Pharmaceutical HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Pharmaceutical HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

         The distribution of any securities by the trust upon the surrender of Pharmaceutical HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

         The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Pharmaceutical HOLDRS will reduce the amount realized with respect to the underlying securities.

         A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

         With respect to underlying securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

         If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value, determined at the spot rate on the date of the payment, regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

         Subject to conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute passive income or, in the case of some U.S. holders, financial services income. For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

         Dividends and distributions made by a foreign issuer may be subject to a withholding tax. Some foreign issuers have made arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. It is expected that holders of Pharmaceutical HOLDRS will be able to use these arrangements to apply for a refund of withheld taxes.

         Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a passive foreign investment company (a "PFIC"). We do not believe that any of the foreign issuers of the underlying securities is currently a PFIC and do not anticipate that any issuer will become a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

         o        at least 75% of its gross income is "passive income;" or

         o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

         Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

         If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Pharmaceutical HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder elected to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

         A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, it is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on underlying securities of foreign issuers, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

         With respect to dividends of both U.S. and foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non- U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

         A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Pharmaceutical HOLDRS or of the underlying securities unless:

         o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

         o        in the case of any gain realized by an individual non-U.S.
                  receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

         o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

         Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

         Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S receipt holder, you will be subject to U.S. backup withholding tax at a rate of up to 30.5% on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements.

                  The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

         The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

         Any plan fiduciary which proposes to have a plan acquire Pharmaceutical HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Pharmaceutical HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

         In accordance with the depositary trust agreement, the trust issued Pharmaceutical HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Pharmaceutical HOLDRS. The trust delivered the initial distribution of Pharmaceutical HOLDRS against deposit of the underlying securities in New York, New York on approximately February 3, 2000.

         Investors who purchase Pharmaceutical HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. It also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Pharmaceutical HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in such transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale. Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Pharmaceutical HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                  LEGAL MATTERS

         Legal matters, including the validity of the Pharmaceutical HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Pharmaceutical HOLDRS, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material U.S. federal income tax consequences relating to the Pharmaceutical HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Pharmaceutical HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

         The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Exchange Act.

         Because the common stock of the issuers of the underlying securities is registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

         The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Pharmaceutical HOLDRS. This prospectus relates only to Pharmaceutical HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Pharmaceutical HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Pharmaceutical HOLDRS, have been publicly disclosed.

                                     ANNEX A

         This annex forms an integral part of the prospectus.

         The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 1997, 1998, 1999, 2000, 2001 and 2002. As a result of the conversion to decimal reporting of trading prices by the markets on which the underlying securities trade, all market prices beginning from January 2001 provided in the following tables are given in decimal form. All historical market prices provided in fractions in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. An asterisk (*) denotes that no shares of the issuer were outstanding during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                            ABBOTT LABORATORIES (ABT)

         Abbott Laboratories develops, manufactures and sells a broad and diversified line of health care products and services. Abbott's products include pharmaceuticals, diagnostic, hospital, nutritional and chemical products. Abbott markets its products worldwide through affiliates and distributors to retailers, wholesalers, hospitals, health care facilities, physicians offices, laboratories, and government agencies around the world.


             Closing             Closing             Closing             Closing            Closing            Closing
   1997      Price      1998     Price      1999     Price       2000    Price     2001     Price     2002     Price
----------   -------  --------   -------  --------   --------  --------  -------  -------   -------  -------   -------
January      27 1/4   January    35 13/32 January    46 7/16   January   32 9/16  January   44.86    January   57.70
February     28 1/8   February   37 13/32 February   46 5/16   February  33       February  48.99    February  56.55
March        28 1/16  March      37 21/32 March      46 13/16  March     35 3/16  March     47.19
April        30 1/2   April      36 9/16  April      48 3/8    April     38 7/16  April     46.38
May          31 1/2   May        37 3/32  May        45 3/16   May       40 11/16 May       51.98
June         33 3/8   June       41       June       45 3/8    June      44 9/16  June      48.00
July         32 23/32 July       41 5/8   July       42 15/16  July      41 5/8   July      53.59
August       29 31/32 August     38 1/2   August     43 3/8    August    43 49/64 August    49.70
September    31 31/32 September  43 7/16  September  36 11/16  September 47 9/16  September 51.85
October      30 21/32 October    47       October    40 3/8    October   52 13/16 October   52.98
November     32 9/16  November   48       November   38        November  55 1/16  November  55.00
December     32 3/4   December   49       December   36 5/16   December  48 7/16  December  55.75


         The closing price on March 6, 2002 was $56.02.

                              ALLERGAN, INC. (AGN)

         Allergan, Inc. develops, manufactures and markets a broad range of eye care specialty pharmaceutical products, including over-the-counter lens care products, ophthalmic surgical products and movement disorder products. Allergan's eye care products treat a variety of diseases and disorders of the eye and include consumer contact lens products. Its speciality pharmaceutical products include therapeutic and cosmetic skin care products and products used for the treatment of neuromuscular disorders. Allergan's surgical products are primarily used in cataract surgery. Allergan's eye products are marketed and sold through a global marketing and regional sales force system. Its speciality pharmaceutical products are sold to drug wholesalers and retail chains.


             Closing             Closing             Closing             Closing            Closing            Closing
   1997      Price      1998     Price      1999     Price       2000    Price     2001     Price     2002     Price
----------   -------  --------   -------  --------   --------  --------  -------  -------   -------  -------   -------
January      17 11/16 January    17       January    38 7/16   January   57       January   81.75     January  66.75
February     17       February   17 1/2   February   40 3/4    February  50 5/16  February  86.95     February 56.55
March        14 9/16  March      19       March      43 15/16  March     50       March     74.15
April        13 3/8   April      20 25/32 April      44 15/16  April     58 7/8   April     76.00
May          14 13/16 May        21       May        46 1/2    May       68 11/16 May       89.70
June         15 29/32 June       23 3/16  June       55 1/2    June      74 1/2   June      85.50
July         15 31/32 July       26 1/8   July       47 1/4    July      66 15/16 July      75.29
August       16 3/16  August     23 5/8   August     49 15/16  August    73 9/64  August    72.25
September    18 3/32  September  29 3/16  September  55        September 84 13/32 September 66.30
October      16 15/32 October    31 7/32  October    53 11/16  October   84 1/16  October   71.79
November     16 15/16 November   30 7/16  November   49 3/16   November  92 13/16 November  75.49
December     16 25/32 December   32 3/8   December   49 3/4    December  96 13/16 December  75.05

         The closing price on March 6, 2002 was $65.45.


                    AMERICAN HOME PRODUCTS CORPORATION (AHP)

         American Home Products Corporation researches, develops, manufactures and markets a diversified line of products in two primary business segments: pharmaceuticals and consumer health care products. The pharmaceutical segment manufactures and sells branded and generic human ethical pharmaceuticals, nutritionals and animal biologicals and pharmaceuticals. The consumer healthcare segment manufactures and distributes cold and allergy remedies and nutritional products including Advil, Robitussin, Dimetapp and Centrum Silver vitamins.


             Closing              Closing              Closing             Closing              Closing            Closing
   1997      Price       1998     Price       1999     Price       2000    Price      2001      Price     2002     Price
----------   -------   --------   -------   --------   --------  --------  -------   -------    -------  -------   -------
January      31 11/16  January    47 23/32  January    58 11/16  January   47 1/16   January    59.10    January   64.66
February     32        February   46 7/8    February   59 1/2    February  43 1/2    February   61.77    February  64.84
March        30        March      47 11/16  March      65 1/4    March     53 3/4    March      58.75
April        33 1/16   April      46 9/16   April      61        April     56 1/4    April      57.75
May          38        May 21     48 5/16   46 1/2     57 5/8    68        53 7/8    May        63.30
June         38 1/4    June       51 3/4    June       57 3/8    June      58 3/4    June       58.75
July         41 7/32   July       51 1/2    July       51        July      53 1/16   July       60.31
August       36        August     50 1/8    August     41 1/2    August    54 13/64  August     56.00
September    36 1/2    September  52 5/8    September  41 1/2    September 56 7/16   September  58.25
October      37 1/16   October    48 15/16  October    52 1/4    October   63 1/2    October    55.83
November     34 29/32  November   53 3/8    November   52        November  60 1/8    November   60.10
December     38 1/4    December   56 3/8    December   39 1/4    December  63 35/64  December   61.36

         The closing price on March 6, 2002 was $63.04.

                     ANDRX CORPORATION--ANDRYX GROUP (ADRX)

         Andrx Corporation's Andryx Group formulates and commercializes oral controlled-release pharmaceuticals using proprietary drug delivery technologies. The Andrx Group develops generic versions of selected high sales volume controlled-release brand name pharmaceuticals and develops its own brand name formulations of certain existing drugs available only in immediate-release form. The Andrx Group focuses on pharmaceutical products with high sales volumes and patents that will expire in a time frame that allows Andrx to complete development prior to expiration. Products include a variety of treatments for hypertension, angina, ulcers and inflammation. On September 7, 2000, Andrx Corporation reclassified its publicly traded common stock into Andrx Group tracking stock, which tracks the performance of the Andrx Group, and the Cybear Group tracking stock, which develops Internet applications to improve the efficiency of day-to-day administrative and communications tasks for participants in the healthcare industry. Owning either stock does not represent a direct legal interest in the assets or liabilities of the Andrx Group or the Cybear Group. Rather, shareholders remain invested in the Andrx Corporation.

         Some of the terms of the Andrx Group tracking stock include:

         Voting. Holders of Andrx Group tracking stock do not have direct voting rights in the Andrx Group. On all matters as to which both classes of Andrx common stock would vote together as a single class, each share of Andrx Group tracking stock has one vote.

         Sale of Cybear Group. Upon a sale or other disposition by Andrx Corporation of all or substantially all of the properties and assets attributed to the Cybear Group, Andrx Corporation is required to pay a dividend on the outstanding shares of Cybear Group Common Stock, redeem some or all of the outstanding shares of Cybear Group Common Stock or convert outstanding shares of Cybear Group Common Stock into shares of Andrx Group Common Stock, subject to some exceptions.

         Dividends. Andrx is not required to pay dividends on the shares of the Andrx Group tracking stock. Dividends on Andrx Group tracking stock are limited to the lesser of the amount that would be legally available for the payment of dividends if the Andrx Group was a stand-alone corporation and an amount equal to the funds legally available for the payment of dividends for Andrx Corporation. Andrx may choose to pay dividends on either the Andrx Group or the Cybear Group of tracking stocks in equal or unequal amounts.

         Dissolution. In the event of a dissolution of Andrx, the holders of Andrx Group tracking stock do not have a preferential right to the assets attributed to the Andrx Group. Each share of Andrx Group tracking stock will be entitled to receive a portion of the assets, if any, of Andrx Corporation remaining for distribution. The rights or dissolution of holders of Andrx Group tracking stock may not bear any relationship to the relative market values or relative voting rights of the two classes.

         Please see Andrx' public filings for more information on its tracking stock. For information on where you can access Andrx' filings, please see "Where You Can Find More Information."


             Closing              Closing              Closing             Closing              Closing            Closing
   1997      Price       1998     Price       1999     Price       2000    Price      2001      Price     2002     Price
----------   -------   --------   -------   --------   --------  --------  -------   -------    -------  -------   -------
January      4 3/4     January    8 9/16    January    14 5/32   January   35 1/8    January    65.87    January   58.74
February     4 7/8     February   7 49/64   February   16 31/32  February  48 1/32   February   57.36    February  33.45
March        6 1/4     March      6 31/32   March      22 25/32  March     57 3/4    March      49.00
April        5 5/16    April      9 3/8     April      19 11/16  April     51 3/16   April      59.00
May          5 15/16   May 21     8 3/8     46 1/2     25 7/32   68        59 5/8    May        67.68
June         9 9/16    June       9 3/16    June       38 9/16   June      6359/64   June       77.00
July         8 5/16    July       8 15/16   July       33 17/32  July      78 1/16   July       67.89
August       9 13/16   August     7 21/64   August     35 15/16  August    87        August     70.29
September    11 3/8    September  9 3/16    September  29 17/64  September 90 7/8    September  64.92
October      9 5/8     October    9 3/4     October    23 7/8    October   72        October    64.93
November     9 23/32   November   9 7/8     November   25 3/4    November  7123/64   November   73.82
December     8 9/16    December   12 13/16  December   21 5/32   December  57 7/8    December   70.41



         The closing price on March 6, 2002 was $41.50.

                            BIOVAIL CORPORATION (BVF)

         Biovail Corporation is an international, integrated pharmaceutical company which specializes in the development, manufacturing, sale and marketing of oral controlled-release rapid dissolve, enhanced absorption and taste masking technologies. Controlled-release products are formulations which release active drug compounds in the body gradually and predictably over a 12 to 24 hour period. Biovail formulates, clinically tests, registers, manufactures and out-licenses its own drug products. Biovail markets it products through its own sales force and through licensees.


             Closing              Closing              Closing             Closing              Closing            Closing
   1997      Price       1998     Price       1999     Price       2000    Price      2001      Price     2002     Price
----------   -------   --------   -------   --------   --------  --------  -------   -------    -------  -------   -------
January      7 7/32    January    9         January    10 9/16   January   24 15/16  January    43.25    January   46.98
February     6 1/32    February   10 57/64  February   9 35/64   February  32 15/16  February   46.15    February  47.50
March        5 13/16   March      12 1/16   March      9 5/8     March     22 1/8    March      36.13
April        6 1/4     April      10 7/32   April      8 49/64   April     23 27/32  April      39.28
May          7 13/32   May 21     8 31/64   46 1/2     9 35/64   68        23 5/8    May        39.13
June         7 35/64   June       8         June       12 49/64  June      27 23/32  June       43.50
July         6 11/16   July       8 7/32    July       14 3/64   July      29        July       47.06
August       7 7/64    August     7 1/64    August     14 29/64  August    32 1/32   August     46.10
September    7 17/64   September  6 47/64   September  12 11/16  September 40 23/32  September  46.40
October      7 7/32    October    7 51/64   October    13 51/64  October   42 1/16   October    47.26
November     7 23/32   November   8 1/2     November   17 7/16   November  32 3/4    November   54.71
December     9 49/64   December   9 29/64   December   23 7/16   December  38 27/32  December   56.25

         The closing price on March 6, 2002 was $48.03.


                       BRISTOL-MYERS SQUIBB COMPANY (BMY)

         Bristol-Myers Squibb Company is a diversified health and personal care company that focuses on the manufacture and sales of a broad range of pharmaceutical and related products. These products include: cardiovascular, anti-cancer, anti-infective and central nervous system prescription pharmaceuticals; consumer medicines, such as analgesics; personal care, such as skin and hair care products, cold remedies and deodorants; nutritional products; medical devices; and beauty care products. Bristol-Myers markets and sells its products internationally to the retail and wholesale markets and some of its products are sold directly to other pharmaceutical companies, hospitals and healthcare professionals.


             Closing              Closing              Closing             Closing              Closing            Closing
   1997      Price       1998     Price       1999     Price       2000    Price      2001      Price     2002     Price
----------   -------   --------   -------   --------   --------  --------  -------   -------    -------  -------   -------
January      31 11/16  January    49 27/32  January    64 1/8    January   66 1/4    January    61.89    January   45.37
February     32 5/8    February   50 3/32   February   62 31/32  February  57 1/4    February   63.41    February  47.00
March        29 1/2    March      52 5/32   March      64 1/8    March     58        March      59.40
April        32 3/4    April      52 15/16  April      63 9/16   April     52 7/16   April      56.00
May          36 11/16  May 21     53 3/4    46 1/2     68 3/4    68        55 1/16   May        54.24
June         40 1/2    June       57 15/32  June       70 7/16   June      58 1/4    June       52.30
July         39 5/32   July       56 31/32  July       66 1/2    July      49 3/8    July       59.14
August       38        August     48 15/16  August     70 3/8    August    53 1/64   August     56.14
September    41 3/8    September  51 15/16  September  67 1/2    September 57 1/2    September  55.56
October      43 15/16  October    55 11/32  October    76 13/16  October   60 15/16  October    53.45
November     46 13/16  November   61        November   73        November  69 5/16   November   53.76
December     47 5/16   December   66 29/32  December   64 3/16   December  73 15/16  December   51.00

         The closing price on March 6, 2002 was $50.22.

                            ELI LILLY & COMPANY (LLY)

         Eli Lilly & Company researches, develops, manufactures and sells pharmaceutical products for humans and animals. Research efforts are primarily directed toward discovering and developing products to diagnose and treat disease in humans and animals and to increase the efficiency of animal food production. Eli Lilly products include neuroscience products, such as Prozac, endocrine products, cardiovascular agents, oncology products and animal health products for cattle, poultry and swine. Eli Lilly's products are distributed primarily through owned or leased facilities in the United States, Puerto Rico and 30 other countries, and are sold in approximately 160 countries.


             Closing              Closing              Closing             Closing              Closing            Closing
   1997      Price       1998     Price       1999     Price       2000    Price      2001      Price     2002     Price
----------   -------   --------   -------   --------   --------  --------  -------   -------    -------  -------   -------
January      43 9/16   January    67 5/8    January    93 11/16  January   66 7/8    January    78.80    January   75.10
February     43 11/16  February   65 13/16  February   94 1/2    February  59 7/16   February   79.46    February  75.73
March        41 1/8    March      59 5/8    March      84 7/8    March     62 5/8    March      76.66
April        43 15/16  April      69 9/16   April      73 5/8    April     77 1/8    April      85.00
May          46 1/2    May 21     61 3/8    46 1/2     71 7/16   68        76 1/8    May        84.70
June         54 21/32  June       66 1/4    June       71 5/8    June      99 7/8    June       74.00
July         56 1/2    July       67 1/4    July       65 11/16  July      103 7/8   July       79.28
August       52  5/16  August     65 3/4    August     74 5/8    August    73 1/64   August     77.63
September    60 1/2    September  78 5/16   September  64 3/16   September 81 1/8    September  80.70
October      67 1/16   October    81        October    68 7/8    October   89 3/8    October    76.50
November     63        November   89 11/16  November   71 3/4    November  93 11/16  November   82.67
December     69 5/8    December   88 7/8    December   66 1/2    December  93 1/16   December   78.54

         The closing price on March 6, 2002 was $78.20.


                         FOREST LABORATORIES, INC. (FRX)

         Forest Laboratories, Inc. develops, manufactures, and sells branded and generic forms of ethical drug products, including prescription drugs and nonprescription pharmaceutical products which are used for the treatment of a wide range of illnesses. Forest's branded products include treatment for depression, respiratory ailments, hypertension, angina and urinary tract infection. Forest's generic products include generic equivalents of its branded products and certain controlled-release products. Its products are marketed in the United States, Eastern Europe and the United Kingdom through its own sales force and through independent distributors in other parts of the world.


             Closing              Closing              Closing             Closing              Closing            Closing
   1997      Price       1998     Price       1999     Price       2000    Price      2001      Price     2002     Price
----------   -------   --------   -------   --------   --------  --------  -------   -------    -------  -------   -------

January      18 7/8    January    29 11/16  January    46 3/16   January   67 1/2    January    66.96    January   82.90
February     19 1/16   February   31 9/32   February   49 9/16   February  68 5/16   February   69.53    February  79.52
March        18 13/16  March      37 1/2    March      56 3/8    March     84 1/2    March      59.24
April        17 1/16   April      36 3/16   April      44 1/2    April     84 1/16   April      61.15
May          21 1/8    May 21     33        46 1/2     47 5/8    68        88 1/2    May        74.06
June         20 23/32  June       35 3/4    June       46 1/4    June      101       June       71.00
July         22 3/4    July       37 1/2    July       51 1/4    July      107       July       78.55
August       20 17/32  August     32 3/4    August     48 1/2    August    97 7/8    August     73.01
September    21 1/16   September  34 3/8    September  42 1/8    September 114 11/16 September  72.14
October      23 1/8    October    41 13/16  October    45 7/8    October   132 1/2   October    74.38
November     22 3/8    November   46 5/8    November   51 3/16   November  67 3/4    November   70.80
December     24 21/32  December   53 3/16   December   61 7/16   December  66 7/16   December   81.95

         The closing price on March 6, 2002 was $79.50.

                         ICN PHARMACEUTICALS, INC. (ICN)

         ICN Pharmaceuticals, Inc. is a global, research-based pharmaceutical company that develops, manufactures, distributes and sells pharmaceutical, research and diagnostic products. ICN operates in two principal business areas, the pharmaceutical business and the biomedical business. ICN's pharmaceutical and nutritional products treat viral and bacterial infections, diseases of the skin, neuromuscular disorders, cancer, cardiovascular disease, diabetes and psychiatric disorders. The biomedical business consists of research chemicals, diagnostic and other biomedical products.


             Closing              Closing              Closing             Closing              Closing            Closing
   1997      Price       1998     Price       1999     Price       2000    Price      2001      Price     2002     Price
----------   -------   --------   -------   --------   --------  --------  -------   -------    -------  -------   -------
January      151/4     January    34 1/4    January    24 1/8    January   25        January    26.60    January   32.02
February     16 53/64  February   38 1/2    February   21 7/8    February  19 7/8    February   26.56    February  27.85
March        14 53/64  March      49        March      25 1/8    March     27 1/4    March      25.43
April        14 11/64  April      49 1/4    April      33 3/16   April     25 3/16   April      25.62
May          14 27/64  May 21     43 1/16   46 1/2     32 7/8    68        34 13/16  May        30.23
June         19 1/8    June       45 11/16  June       32 3/16   June      27 13/16  June       31.72
July         223/4     July       28 3/8    July       30 3/4    July      23 13/16  July       30.75
August       24 11/64  August     15 3/8    August     20 3/4    August    28 5/16   August     29.45
September    32 51/64  September  17 1/2    September  17 3/16   September 33 3/38   September  26.35
October      32 5/64   October    23 5/16   October    23        October   38 1/16   October    24.21
November     32 61/64  November   25 1/4    November   24 5/16   November  33 11/16  November   29.78
December     32 43/64  December   22 5/8    December   25 5/16   December  30 11/16  December   33.50

         The closing price on March 6, 2002 was $29.65.


                             IVAX CORPORATION (IVX)

         IVAX Corporation researches, develops, manufactures and markets proprietary branded and generic pharmaceuticals in the United States and international markets. IVAX manufactures and markets several brand name pharmaceutical products and a variety of generic and over-the-counter products. IVAX's primary focus is on proprietary oncology and respiratory pharmaceutical products and generic pharmaceuticals in less competitive market segments. IVAX markets its proprietary pharmaceutical products through licensing arrangements and its generic pharmaceutical products are sold to drug wholesalers and retail drug store chains.


             Closing              Closing              Closing             Closing              Closing            Closing
   1997      Price       1998     Price       1999     Price       2000    Price      2001      Price     2002     Price
----------   -------   --------   -------   --------   --------  --------  -------   -------    -------  -------   -------
January      7 3/4     January    5         January    9 3/64    January   22 11/64  January    34.70    January   19.50
February     8 11/64   February   5 5/8     February   9 53/64   February  22 3/4    February   37.50    February  17.00
March        6 37/64   March      5 53/64   March      7 7/8     March     27 1/4    March      31.50
April        5 3/64    April      6 1/2     April      8 51/64   April     27 3/8    April      40.05
May          7 11/64   May        6 1/8     May        8 61/64   May       37 5/8    May        33.70
June         7 29/64   June       6 11/64   June       9 27/64   June      40 7/8    June       39.00
July         6 1/4     July       5 61/64   July       10 35/64  July      49 5/16   July       34.00
August       6 19/64   August     5 11/64   August     11        August    34 11/16  August     33.66
September    7 61/64   September  5 53/64   September  11        September 46        September  22.17
October      5 3/64    October    6 21/64   October    11 45/64  October   43 3/4    October    20.55
November     4 45/64   November   6 21/64   November   13 35/64  November  41        November   20.60
December     41/2      December   8 19/64   December   17 11/64  December  38 19/64  December   20.14

         The closing price on March 6, 2002 was $17.78.

                             JOHNSON & JOHNSON (JNJ)

         Johnson & Johnson manufactures and sells a broad range of products in the healthcare field. Johnson & Johnson's business is divided into the consumer, pharmaceutical, and professional segments. Johnson & Johnson's consumer segment focuses on personal care and hygienic products and its product brands include Band-Aid, Tylenol and Stayfree sanitary products. Johnson & Johnson's pharmaceutical segment focuses on cardiovascular, gastrointestinal, anti-infective, anti-fungal, contraceptives and pain management products. Johnson & Johnson's professional segment, catering to physicians, nurses, therapists and hospitals, focuses on diagnostic products, surgical instruments, cardiology products, disposable contact lenses and other medical equipment and devices.


             Closing              Closing              Closing             Closing              Closing            Closing
   1997      Price       1998     Price       1999     Price       2000    Price      2001      Price     2002     Price
----------   -------   --------   -------   --------   --------  --------  -------   -------    -------  -------   -------
January      57 3/4    January    66 15/16  January    85 1/8    January   86 1/16   January    93.13    January   57.51
February     57 1/2    February   75 3/8    February   85 3/8    February  72        February   97.33    February  60.90
March        52 7/8    March      73 7/16   March      93 1/2    March     70 1/4    March      87.47
April        61 1/8    April      71 1/2    April      97 1/2    April     82 1/2    April      96.48
May          60        May        69 1/16   May        92 5/8    May       89 1/2    May        96.95
June         64 3/8    June       74        June       98        June      101 7/8   June       49.96
July         62 1/8    July       77 1/4    July       91 1/16   July      93 1/16   July       54.10
August       56 11/16  August     69        August     102 1/4   August    91 61/64  August     52.71
September    57 11/16  September  78 1/4    September  91 7/8    September 93 15/16  September  55.40
October      57 3/8    October    81 1/2    October    104 3/4   October   92 1/8    October    57.91
November     62 15/16  November   81 1/4    November   103 3/4   November  100       November   58.25
December     65 7/8    December   83 7/8    December   93 1/4    December  105 1/16  December   59.10

         The closing price on March 6, 2002 was $62.52.


                         KING PHARMACEUTICALS, INC. (KG)

         King Pharmaceuticals, Inc. researches, develops, manufactures, markets and sells primarily name-brand prescription pharmaceutical products. King acquires these pharmaceutical products and seeks to increase their sales by focused promotion and marketing, as well as by developing product line extensions and through product life cycle management. The company's pharmaceutical products include cardiovascular drugs, vaccines, anti-thyroid disorder drugs and women's health products. King, through a national sales force, markets its products to general/family practitioners and internal medicine practitioners across the United States. King also provides contract manufacturing to pharmaceutical and biotechnology companies.


             Closing              Closing              Closing             Closing              Closing            Closing
   1997      Price       1998     Price       1999     Price       2000    Price      2001      Price     2002     Price
----------   -------   --------   -------   --------   --------  --------  -------   -------    -------  -------   -------
January      *         January    *         January    10 23/32  January   39 21/64  January    45.31    January   36.40
February     *         February   *         February   10 23/32  February  31 51/64  February   45.90    February  31.06
March        *         March      *         March      12 21/64  March     21        March      40.75
April        *         April      *         April      12 9/32   April     32 59/64  April      42.13
May          *         May        *         May        10 9/16   May       36 1/2    May        50.58
June         *         June       6 7/32    June       11 1/2    June      43 7/8    June       53.75
July         *         July       7 11/64   July       12 1/16   July      31        July       45.20
August       *         August     6 25/64   August     15 25/64  August    33 1/4    August     43.25
September    *         September  6 7/64    September  15 9/16   September 34        September  41.95
October      *         October    6 59/64   October    13 7/16   October   44 13/16  October    38.99
November     *         November   6 43/64   November   30 3/4    November  48 3/4    November   39.84
December     *         December   11 23/32  December   37 3/8    December  51 11/16  December   42.13

         The closing price on March 6, 2002 was $32.50.

                             MERCK & CO., INC. (MRK)

         Merck & Co., Inc. discovers, develops, manufactures and markets a broad range of human and animal health products. Merck's operations are divided into a pharmaceutical and a pharmaceutical benefit services segment. The pharmaceutical segment creates a variety of therapeutic products including Zocar (high cholesterol treatment), Pepcid (anti-ulcerant) and Propecia (male baldness treatment). The pharmaceutical benefit services segment fills and manages prescriptions and operates health management. Merck markets its health products to drug retailers and wholesalers, hospitals, managed healthcare providers and government agencies through its own representatives. Its pharmaceutical benefit management services are marketed to corporations, insurance companies and government agencies.


             Closing              Closing              Closing             Closing              Closing            Closing
   1997      Price       1998     Price       1999     Price       2000    Price      2001      Price     2002     Price
----------   -------   --------   -------   --------   --------  --------  -------   -------    -------  -------   -------
January      45 5/16   January    58 11/16  January    73 3/8    January   78 5/8    January    82.18    January   59.18
February     46 1/16   February   63 25/32  February   81 1/2    February  61 9/16   February   80.20    February  61.33
March        42 1/8    March      64 3/32   March      80 1/8    March     62 1/8    March      75.90
April        45 3/16   April      60 1/4    April      70 3/8    April     69 1/2    April      75.97
May          44 15/16  May        58 1/2    May        67 5/8    May       74 5/8    May        72.99
June         51 5/32   June       66 7/8    June       73 5/8    June      76 5/8    June       63.91
July         51 15/16  July       61 25/32  July       67 5/8    July      71 21/32  July       67.98
August       45 29/32  August     57 31/32  August     67 3/16   August    69 7/8    August     65.10
September    49 31/32  September  64 25/32  September  64 13/16  September 74 7/16   September  66.60
October      44 5/8    October    67 17/32  October    79 9/16   October   89 15/16  October    63.81
November     47 13/32  November   77 9/16   November   78 11/16  November  92 1/16   November   67.75
December     53        December   73 3/4    December   67 3/16   December  93 5/8    December   58.80

         The closing price on March 6, 2002 was $62.67.


                         MYLAN LABORATORIES, INC. (MYL)

         Mylan Laboratories Inc. develops, licenses, manufactures, markets and distributes generic and branded pharmaceutical products. Mylan operates through its generic and branded pharmaceutical segments. Its generic pharmaceutical segment focuses on marketing a wide variety of lower cost alternatives to branded products and investing resources in developing new drug delivery systems. Mylan's branded pharmaceutical segment focuses on the cardiology, neurology and dermatology areas. Mylan develops its branded pharmaceutical segment through its own product development and product acquisitions. Mylan markets its products to retail drug stores, wholesalers, distributors and public and governmental agencies within the United States.


             Closing              Closing              Closing             Closing              Closing            Closing
   1997      Price       1998     Price       1999     Price       2000    Price      2001      Price     2002     Price
----------   -------   --------   -------   --------   --------  --------  -------   -------    -------  -------   -------
January      16 3/8    January    18        January    30 1/2    January   26 5/8    January    23.35    January   33.69
February     16 3/4    February   20 3/8    February   27 5/16   February  23        February   23.40    February  30.38
March        14 3/4    March      23        March      27 7/16   March     27 1/2    March      25.85
April        12        April      27 1/8    April      22 11/16  April     28 3/8    April      26.74
May          15 1/8    May        30        May        25 3/8    May       26 13/16  May        31.81
June         14 3/4    June       30 1/4    June       26 1/2    June      18 1/8    June       28.13
July         16 7/8    July       27 3/8    July       22 7/8    July      21 1/4    July       33.75
August       21 1/4    August     22 7/8    August     19 13/16  August    26 9/16   August     32.99
September    22 7/16   September  29 1/2    September  18 3/8    September 26 15/16  September  32.62
October      21 7/8    October    34 7/16   October    17 15/16  October   28        October    36.87
November     22 3/16   November   33 3/16   November   23 9/16   November  23 15/16  November   34.48
December     20 15/16  December   31 1/2    December   25 3/16   December  25 3/16   December   37.50


         The closing price on March 6, 2002 was $31.51.

                                PFIZER INC. (PFE)

         Pfizer Inc. develops, manufactures and markets medicines for humans and animals and consumer products. Pfizer's operations are divided into pharmaceutical and consumer products segments. The pharmaceutical segment includes human pharmaceutical and animal health products. The human pharmaceutical products include prescription drugs for treating cardiovascular and infectious diseases, central nervous system disorders, diabetes, erectile dysfunction, allergies, arthritis and other disorders. The animal health products include antiparasitic, antiinfective and anti-inflammatory medicines and vaccines for animals. The consumer products segment focuses on over-the-counter medications and personal care products. Leading Pfizer products include Viagra, Diflucan, Visine and Bengay.


             Closing              Closing              Closing             Closing              Closing            Closing
   1997      Price       1998     Price       1999     Price       2000    Price      2001      Price     2002     Price
----------   -------   --------   -------   --------   --------  --------  -------   -------    -------  -------   -------
January      15 27/64  January    27 1/4    January    42 7/8    January   36 3/16   January    45.15    January   41.67
February     15 17/64  February   29 1/2    February   43 63/64  February  32 1/8    February   45.00    February  40.96
March        14 1/64   March      33 15/64  March      461/4     March     36 9/16   March      40.95
April        16        April      37 15/16  April      38 23/64  April     42 1/8    April      43.30
May          17 11/64  May        34 15/16  May        35 43/64  May       44 1/2    May        42.89
June         19 59/64  June       36 15/64  June       36 21/64  June      48        June       40.05
July         19 7/8    July       36 39/64  July       33 7/8    July      43 3/8    July       41.22
August       18 31/64  August     31        August     37 3/4    August    43 9/64   August     38.31
September    20 3/64   September  35 1/4    September  35 7/8    September 44 29/32  September  40.10
October      23 43/64  October    35 49/64  October    39 11/16  October   43 3/16   October    41.90
November     24 1/4    November   37 5/16   November   36 1/4    November  44 5/16   November   43.31
December     24 55/64  December   41 43/64  December   32 7/16   December  46        December   39.85

         The closing price on March 6, 2002 was $40.54.


                        SCHERING-PLOUGH CORPORATION (SGP)

         Schering-Plough Corporation researches, develops and markets new therapies and treatment programs worldwide. Schering-Plough's core product groups include allergy, respiratory, anti-infective, anticancer, dermatologicals, and cardiovascular pharmaceutical products, and healthcare products, including foot care and sun care products. Schering-Plough also develops and markets animal health biological and pharmaceutical products. Schering-Plough's products include Claritin (allergy), Coppertone (sun care) and Dr. Scholl's (footcare).


             Closing              Closing              Closing             Closing              Closing            Closing
   1997      Price       1998     Price       1999     Price       2000    Price      2001      Price     2002     Price
----------   -------   --------   -------   --------   --------  --------  -------   -------    -------  -------   -------
January      18 29/32  January    36 3/16   January    54 1/2    January   43 7/8    January    50.40    January   32.38
February     19 3/32   February   38 1/32   February   55 11/16  February  35        February   41.10    February  34.49
March        18 3/16   March      40 7/8    March      55 1/4    March     37 1/8    March      36.53
April        19 15/16  April      40 5/32   April      48 5/16   April     40 5/16   April      38.54
May          22 11/16  May        41 13/16  May        45 1/16   May       48        May        41.95
June         23 15/16  June       45 13/16  June       52 1/2    June      50 1/2    June       36.24
July         27 9/32   July       48 3/8    July       49        July      43 3/16   July       39.05
August       24        August     43        August     52 5/8    August    40 9/64   August     38.13
September    25 3/4    September  51 27/32  September  43 5/8    September 46 9/16   September  37.10
October      28 1/32   October    51 7/16   October    49 1/2    October   51 11/16  October    37.18
November     31 11/32  November   53 3/8    November   51 1/8    November  56 1/16   November   35.72
December     31 1/16   December   55 1/4    December   42 3/8    December  56 3/4    December   35.81


         The closing price on March 6, 2002 was $35.23.

                       WATSON PHARMACEUTICALS, INC. (WPI)

         Watson Pharmaceuticals, Inc. develops, produces, markets, and distributes branded and generic pharmaceutical products. Watson's products include prescription and over-the-counter therapeutic and preventive agents used for the treatment of human diseases and disorders in the primary care, women's health, dermatology and neurology/psychiatry areas. Watson markets its branded pharmaceutical products through specialty sales groups who focus on healthcare professionals. Watson's generic pharmaceutical products are sold to drug wholesalers, distributors and retailers, hospitals and health maintenance organizations.


             Closing              Closing              Closing             Closing              Closing            Closing
   1997      Price       1998     Price       1999     Price       2000    Price      2001      Price     2002     Price
----------   -------   --------   -------   --------   --------  --------  -------   -------    -------  -------   -------
January      22 13/32  January    36 3/4    January    54 5/8    January   40 5/16   January    52.06    January   29.30
February     21 13/16  February   35 7/8    February   48 3/8    February  40        February   55.50    February  29.28
March        17 7/8    March      36        March      44 1/8    March     39 11/16  March      52.60
April        17 7/8    April      43 1/16   April      40 1/2    April     44 15/16  April      49.80
May          19 9/16   May        43 3/4    May        38 5/16   May       44 5/16   May        60.10
June         21 1/8    June       46 11/16  June       35 1/16   June      53 23/32  June       6164
July         24 3/4    July       45 1/8    July       34 7/16   July      55 1/4    July       65.85
August       26 9/32   August     45 1/16   August     35 7/8    August    61 21/32  August     56.10
September    29 7/8    September  51 3/4    September  30 9/16   September 65        September  54.71
October      31 3/4    October    55 13/16  October    31 3/4    October   62 9/16   October    47.68
November     29 3/4    November   53 7/8    November   37 3/16   November  46        November   29.93
December     32 7/16   December   62 7/8    December   35 13/16  December  51 3/16   December   31.39

         The closing price on March 6, 2002 was $30.55.


                           ZIMMER HOLDINGS, INC. (ZMH)

         Zimmer Holdings, Inc., formerly Zodiac Holdings, Inc., is engaged in the design, development, manufacturing and marketing of orthopedic reconstructive implants that restore joint function lost due to disease or trauma in joints such as knees, hips, shoulders and elbows. Zimmer Holdings also makes fracture management products that are used primarily to reattach or stabilize damaged bone and tissue to support the body's natural healing process. Zimmer Holdings also manufactures and markets other products relating to orthopedic and general surgery. Zimmer Holdings has operations in approximately 20 countries and markets its products in approximately 70 countries. Zimmer Holdings was spun-off from Bristol-Myers Squibb in August 2001.


             Closing              Closing              Closing             Closing              Closing            Closing
   1997      Price       1998     Price       1999     Price       2000    Price      2001      Price     2002     Price
----------   -------   --------   -------   --------   --------  --------  -------   -------    -------  -------   -------
January                January              January              January             January             January   32.53
February               February             February             February            February            February  35.76
March                  March                March                March               March
April                  April                April                April               April
May                    May                  May                  May                 May
June                   June                 June                 June                June
July                   July                 July                 July                July
August                 August               August               August              August     27.20
September              September            September            September           September  27.75
October                October              October              October             October    30.91
November               November             November             November            November   32.26
December               December             December             December            December   30.54

         The closing price on March 6, 2002 was $34.22.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      [LOGO OF PHARMACEUTICAL HOLDRS SM]

                       1,000,000,000 Depositary Receipts

                        Pharmaceutical HOLDRS SM Trust

                              -------------------

                              P R O S P E C T U S

                              -------------------

                               March 12, 2002

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


PAGE>


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

         The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16. Exhibits.

         See Exhibit Index.

Item 17. Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on March 11, 2002.

                                           Merrill Lynch, Pierce, Fenner & Smith
                                           Incorporated


                                           By:               *
                                               ---------------------------------
                                               Name:    John J. Fosina
                                               Title:   Chief Financial Officer




         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on March 11, 2002.


               Signature                                Title
               ---------                                -----


                   *
------------------------------------      Chief Executive Officer,
           E. Stanley O'Neal              Chairman of the Board and Director


                   *
------------------------------------      Director
           George A. Schieren


                   *
------------------------------------      Director
           Thomas H. Patrick


                   *
------------------------------------      Chief Financial Officer
             John J. Fosina


                   *
------------------------------------      Controller
           Dominic A. Carone


*By: /s/ MITCHELL M. COX
     -------------------------------      Attorney-in-Fact
             Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits
--------

  *4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on December 21, 1999 as an exhibit to amendment no. 1 to the registration statement filed on form S-1 for Pharmaceutical HOLDRS.

  *4.2 Form of Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, filed on November 28, 2000 as an exhibit to post-effective amendment no. 1 to the registration statement filed on form S-1 for Pharmaceutical HOLDRS.

  *5.1 Opinion of Shearman & Sterling regarding the validity of the Pharmaceutical HOLDRS Receipts, filed on December 21, 1999 as an exhibit to amendment no. 1 to the registration statement filed on form S-1 for Pharmaceutical HOLDRS.

  *8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences, filed on December 21, 1999 as an exhibit to amendment no. 1 to the registration statement filed on form S-1 for Pharmaceutical HOLDRS.

 *24.1 Power of Attorney (included in Part II of Registration Statement), filed on May 14, 1999 as part of the registration statement filed on form S-1 for Internet HOLDRS.

 *24.2 Power of Attorney of Dominic A. Carone filed on November 28, 2000 as an exhibit to post-effective amendment no. 1 to the registration statement filed on form S-1 for Pharmaceutical HOLDRS.

  24.3         Power of Attorney of John J. Fosina, E. Stanley O'Neal, Thomas H.
               Patrick and Dominic A. Carone


---------
* Previously filed.


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